Exhibit 10.2

November 4, 2014

GSO Capital Partners L.P.

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: GSO Legal

Standstill Agreement

Ladies and Gentlemen:

In connection with the acquisition by FS Investment Corporation, FS Investment Corporation II and FS Investment Corporation III (each, an “FS Party,” and collectively, the “FS Parties”) of subordinated notes (the “Notes”) and warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of common stock, par value $0.01 (the “Common Stock”), of NewStar Financial, Inc. (the “Company”) and as a condition to the Company’s execution of the Investment Agreement of even date herewith among such parties (the “Investment Agreement”), the Company and GSO Capital Partners L.P. (“GSO”) hereby enter into this letter agreement (this “Agreement”) to agree as follows.

GSO agrees, for so long as any Covered Entity (as hereinafter defined) beneficially owns any Warrants or Warrant Shares (the “Restricted Period”), that, without the prior written consent of the Company, (i) it will not at any time, nor will it cause or permit any of its Subsidiaries (as defined below) to, make any proposal to acquire or acquire, directly or indirectly, by purchase or otherwise, beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act (as defined below)), of any shares of the Company’s Common Stock if, after giving effect to such acquisition, GSO and its Subsidiaries, in the aggregate, would have beneficial ownership of more than 25% of the outstanding shares of the Company’s Common Stock and (ii) during the Restricted Period, without the prior written consent of the Company, it will not, nor will it cause or permit any of its Subsidiaries to, directly or indirectly: (A) make, or in any way participate in, any “solicitation” of “proxies” (as those terms are used in the rules and regulations of the Securities and Exchange Commission) to vote any securities of the Company, whether at a Company stockholders meeting or by written consents for action by stockholders in lieu of a meeting, or deposit any securities of the Company in a voting trust or subject them to a voting agreement or other agreement of similar effect (other than for administrative convenience among GSO and its Affiliates which are party to or subject to this Agreement or the Investment Agreement); (B) propose to enter into, directly or indirectly, any merger, consolidation, business combination or other similar transaction involving the Company, or make any tender offer or exchange offer for shares of Common Stock; (C) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company, other than a group including solely GSO and its Affiliates; (D) publicly disclose any intention, plan or arrangement inconsistent with the foregoing; or (E) advise, assist or encourage any other Persons in connection with any of the foregoing.

Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Investment Agreement. For purposes of this Agreement, the term “Covered Entity” shall include the FS Parties, their respective Subsidiaries, any other Person to which any of the FS Parties assign any of their rights or obligations under the Investment Agreement pursuant to Section 5.6 thereof and any of the FS Parties’ Affiliates to which they assign any Warrants or Warrant Shares pursuant to the last paragraph of Section 4.1(a) thereof.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Borough of Manhattan, City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, City of New York for the adjudication of any dispute hereunder or in connection herewith (including with respect to the enforcement of this Agreement). The parties hereby waive all rights to a trial by jury.

GSO acknowledges that the Company would be irreparably injured by a breach of this Agreement by GSO, that monetary remedies would be inadequate to protect the Company against any actual or threatened breach or continuation of any breach of this Agreement, and, without prejudice to any other rights and remedies otherwise available to the Company, GSO agrees to the granting of equitable relief, including injunctive relief and specific performance, in the Company’s favor without proof of actual damages in the event of GSO’s actual or threatened breach of this Agreement. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

[Signature pages follow]

This Agreement may be signed in one or more counterparts which, when taken together, shall constitute one and the same instrument.

Very truly yours,

NEWSTAR FINANCIAL, INC.

By:	/s/ Robert K. Brown
Name:	Robert K. Brown
Title:	Head of Strategy & Corporate Development

Address for Notices:

NewStar Financial, Inc.
500 Boylston Street, Suite 1250,
Boston, MA
Attention: Robert K. Brown
Fax: (617) 848-4300
Email: rbrown@newstarfin.com

With a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Ave.
New York, New York 10017
Attention: Lee Meyerson, Esq.
Fax: (212) 455-2502
Email: lmeyerson@stblaw.com

[Signature Page to Standstill Agreement]

Confirmed and agreed to as of the date first written above:

GSO CAPITAL PARTNERS L.P.

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for Notices:

GSO Capital Partners L.P.

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: GSO Legal

Email: GSOLegal@blackstone.com

With a copy to:

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attention:	Anthony J. Ribaudo
Sean M. Carney
Fax: (312) 853-7036
Email: aribaudo@sidley.com
scarney@sidley.com

[Signature Page to Standstill Agreement]